Exhibit 10.4

PROMISSORY NOTE AND SECURITY AGREEMENT

US$6,800,000.00	October 1, 2007

FOR VALUE RECEIVED, DILIGENT BOARD MEMBER SERVICES, LLC, a Delaware limited liability company (“Maker”), promises to pay to the order of Diligent Board Member Services, Inc., a Delaware corporation or its successors and assigns (“Holder”), the principal sum of the total of all advances from Holder to Maker on or after October 1, 2007, in an amount not exceeding six million, eight hundred thousand and 00/100 DOLLARS (US$6,800,000.00), together with interest at the rate specified in this Note on the principal amount remaining unpaid hereunder from time to time from the date hereof (the “Note Date”) until payment in full.

1. Interest. The unpaid principal balance of this Note shall bear interest at a rate per annum equal to five percent (5%) (calculated on the basis of a 360 day year).

2. Maturity Date. This Note matures and shall be due and payable in full on the third (3rd) anniversary of the date hereof (the “Maturity Date”).

3. Interest and Principal Payments. Accrued and unpaid interest shall be payable in arrears on the first day of each calendar quarter, commencing April 1, 2008, until the Maturity Date. On the Maturity Date, the entire principal balance and all accrued interest shall be due and payable.

4. Payments. Each payment shall be applied first to interest accrued to the date of such payment and then to the remaining principal amount due. Each payment made hereunder shall be payable at 310 Fifth Avenue, 7th Floor, New York, NY 10001, or at such other place as the legal holder hereof shall from time to time designate to Maker in writing in lawful money of the United States of America, except that, at Maker's option, Maker may elect to pay the first four quarterly interest payments in the form of payment-in-kind interest, in which case the interest shall be added to the principal balance of this note and bear interest from the date such interest payment was due. If any payment of principal or interest on this Note is due on a Saturday, Sunday or legal holiday under Delaware law, such payment shall be made on the next succeeding business day, and such extension of time shall be included in computing interest in connection with such payment.

5. Prepayments. Maker may prepay all or any portion of this Note without discount, premium or penalty. Any such prepayment shall be applied first to unpaid interest accrued hereunder and then to principal payments in the inverse order of maturity. Prepayment of an installment shall not extend the due date or change the amount of any other installment due under this Note.

6. No Usury. No provision of this Note shall be construed to mean that Maker has paid or contracted to pay, directly or indirectly, under any circumstances whatsoever, any sum in excess of that which lawfully may be charged or contracted for under any applicable laws relating to interest. If for any reason interest in excess of the highest lawful rate shall at any time be paid hereunder, any such excess shall constitute and shall be treated as a payment on the principal amount due hereunder and shall operate to reduce the principal amount due hereunder by such amount (without any prepayment penalty).

7. Default. This Note shall be in default upon the occurrence of any one of the following events:

(a) If any payment due hereunder is not made within five (5) days of when due;

(b) If Maker breaches any provision of this Note and fails to cure such breach within 30 days after notice from Holder; or

(c) If Maker is in bankruptcy or is otherwise unable to pay its obligations as they come due.

8. Effect of Default.

(a) If this Note is in default, then upon and after such default the Holder shall have the right, exercisable at Holder’s discretion, to declare the entire unpaid principal amount and all accrued interest due hereunder immediately due and payable by giving written notice thereof to Maker. The failure of the Holder to exercise this right of acceleration or any other right to which the Holder may be entitled shall not constitute a waiver of such right or any other right in the event of any subsequent default.

(b) If any payment due hereunder, or any portion thereof, is not paid when due, or if all unpaid principal and accrued interest due hereunder shall become due and payable by the Holder’s exercise of the foregoing right to accelerate upon default, then the same, and each of the same, shall thereafter bear interest from the date of such nonpayment or exercise, as appropriate, until payment in full at the interest rate then in effect plus five percent (5%) per annum.

(c) If this Note is in default, Holder shall be entitled to exercise all other remedies available hereunder, at law or in equity. All remedies shall be cumulative and shall be available to the Holder until this Note and other liabilities of the Maker to the Holder have been paid in full.

(d) No delay or omission of Holder to exercise any right or power hereunder shall impair such right or power or be a waiver of any default or an acquiescence therein. Any single or partial exercise of any such right or power shall not preclude other or further exercise of any other right. No waiver shall be valid unless in writing signed by the Holder and then only to the extent specifically set forth in such writing.

9. Waivers. To the full extent permitted by law, Maker and all endorsers, sureties, guarantors and other persons who may become liable for the payment hereof severally waive demand, presentment, protest, notice of dishonor or nonpayment, notice of protest, and any and all lack of diligence in the enforcement or collection hereof and consent to any renewals, extensions, or other indulgences, and releases of any of them, all without notice to any of them.

10. Expenses of Collection. If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to enforce its collection or to protect any security for its payment, Maker shall pay all costs and expenses thereof together with reasonable attorneys’ fees.

11. Grant of Security Interest. This Note is secured by, and Maker hereby grants to Holder a security interest in, the following specific assets of Maker:

(a) Maker's rights (but not its obligations) under that certain Shareholder Restriction Deed to be dated on or about October 31, 2007 (the "Deed") among Maker, Holder and McDouall Stuart Corporate Finance Limited (“McDouall”); and

(b) Fourteen million (14,000,000) shares of common stock, par value $0.001 per share, issued by Holder and held pursuant to the Deed, including all dividends and distributions payable with respect thereto (the "Pledged Stock"); provided, that Holder's security interest shall be subordinate to the rights of McDouall and Holder under the Deed, and, accordingly, upon any delivery of the Pledged Stock to Holder’s treasury under the circumstances provided in the Deed, the value of the Pledged Stock so delivered shall not be applied against the balance of this Note.

Holder is hereby authorized to file such financing statements in accordance with the Uniform Commercial Code as Holder deems necessary or desirable to perfect the security interest granted hereby.

12. Procedures Regarding Collateral.

(a) Upon satisfaction of Maker's obligations under the Deed, Maker shall cause the certificates representing any Pledged Stock to be delivered to Holder.

(b) If the Pledged Stock is no longer subject to the Deed and the value of the Pledged Stock (determined as provided in paragraph (c) below) exceeds 150% of the outstanding principal amount of this Note as of any interest payment date hereunder, then, upon Maker's request, Holder shall release to Maker that number of shares of Pledged Stock representing such excess.

(c) For purposes of paragraphs 10(b), 11(b) and 11(d), the value of the Pledged Stock shall be equal to (x) the average closing price of the Pledged Stock on the New Zealand Stock Exchange for the twenty trading days preceding the interest payment date, multiplied by (y) the number of shares of Pledged Stock held by Holder as of such interest payment date, multiplied by (z) the exchange rate for New Zealand dollars into US dollars on such interest payment date as quoted on www.oanda.com.

(d) Upon a default under this Note, in addition to any other remedies available to Holder, Holder may exercise its rights as a secured party with respect to the Pledged Stock, in which case the Pledged Stock shall be deemed to be unissued treasury stock of Holder and it shall apply the value of such Pledged Stock (determined in accordance with paragraph 11(c) except using the date Holder exercises its remedy in lieu of the interest payment date) to the amount due under this Note. Maker agrees that Holder's application of the value of the Pledged Stock in such event is commercially reasonable and waives any objection thereto to the fullest extent permitted under the Uniform Commercial Code.

13. Miscellaneous. This Note shall be binding upon Maker and its successors and shall inure to the benefit of the Holder and its successors, transferees and assigns. This Note is made and executed under and shall be governed by the internal laws of the State of Delaware.

IN WITNESS WHEREOF, Maker has caused this Note to be executed by its duly authorized representative.

DILIGENT BOARD MEMBER SERVICES, LLC
a Delaware limited liability company

By: /s/ Brian Henry
Name: Brian Henry
Title: CEO